Exhibit 99.1

Impact Medical Solutions Announces Initiation of Pilot Clinical Trial and Listing on Frankfurt Stock Exchange

Huntington Beach, California, February 25, 2009 - Impact Medical Solutions, Inc. (OTCBB: IMSU), a medical technology company, announced today that it has commenced a pilot clinical study of the Company’s proprietary information technology platform, Muscle Pattern Recognition (MPR).  MPR is a unique clinical tool that analyzes patterns of muscle recruitment and provides detailed physiological information on muscle function that can assist in the diagnosis and treatment of back and neck injuries and illness.  The trial is being conducted at the Utah Spine and Joint Center in Salt Lake City, Utah and is expected to involve several hundred subjects.

“Back pain is one of the most common musculoskeletal problems in the world,” said Wayne Cockburn, President and CEO at Impact Medical Solutions.  “In North America, the annual direct and indirect cost of diagnosing and treating back injuries is estimated to be between $50 –$100 billion.  This pilot clinical trial is an important step in our development plans to make MPR widely available to those suffering from back pain.  With the data we obtain from this study, we expect to start an independent clinical trial in the second half of 2009 which, if successful, will lead to the commercialization of the MPR System in North America, the European Union and other important markets.”  The Company stated that it plans on expanding the current trial over the coming months to include one or more centers in order to maximize subject enrollment.

The Company is also pleased to announce that its common shares have been accepted for trading on the Frankfurt Stock Exchange under the ticker symbol "0IM".  The International Security Identification Number (ISIN) number is US45257K1007.  The Frankfurt Stock Exchange (FWB) is one of the world's largest trading centers for securities.  Operated by the Deutsche Boerse AG, FWB is the largest of all German stock exchanges and is responsible for approximately 90 percent of the securities trading volume in Germany.  The Frankfurt Stock Exchange facilitates advanced electronic trading, settlement and information systems and enables cross-border trading for international investors.

“The listing of our shares on one of the world's premier stock markets will open further opportunities to expand our reach and grow our shareholder base worldwide, and will help us establish a presence in what could emerge as one of our most important commercial markets in the future,” commented Mr. Cockburn.

About Impact Medical Solutions
Impact Medical Solutions (OTCBB: IMSU, FWB: 0IM) is engaged in the research and commercial development of healthcare information systems and technology. To date, it has focused on developing a proprietary platform called Muscle Pattern Recognition (MPR), a unique clinical tool for the analysis of muscle function.  MPR analyzes patterns of muscle recruitment and provides detailed physiological information on muscle function that can assist in the diagnosis and treatment of back and neck injuries and illness.

Forward-Looking and Cautionary Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that reflect management's current views and estimates regarding future market conditions, company performance and financial results, business prospects, new strategies, the competitive environment and other events. You can identify these statements by the fact that they use words such as "anticipate," "believe," "estimate," "expect," "intend," "project," "plan," "outlook," and other words and terms of similar meaning. These statements involve a number of risks and uncertainties that could cause actual results to materially differ from the potential results discussed in the forward-looking statements. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: general economic conditions, acquisitions and development of new businesses, divestitures, product availability, sales volumes, pricing actions and promotional activities of our competitors, profit margins, weather, changes in law or regulations, foreign currency fluctuation, availability of suitable real estate locations, our ability to react to a disaster recovery situation, and the impact of labor markets and new product introductions on our overall profitability. A further list and description of these risks, uncertainties and other matters can be found in the company's annual report and other reports filed from time to time with the Securities and Exchange Commission, including, but not limited to, Impact Medical Solutions, Inc’s Annual Report on Form 10-K filed with the SEC on April 17, 2007. Impact Medical Solutions cautions that the foregoing list of important factors is not complete and assumes no obligation to update any forward-looking statements that it may make.

For further information about Impact Medical Solutions, please visit:  www.impactmedsol.com

Contact:
Wayne D. Cockburn
Impact Medical Solutions, Inc.
Bus.  +514-843-5959, ext. 110
Fax.  +905-248-5353
Email:  wcockburn@impactmedsol.com